Exhibit 99.1

Royal Gold Reports First Quarter 2018 Results

DENVER, COLORADO. NOVEMBER 1, 2017: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reports net income of $28.6 million, or $0.44 per share, on revenue of $112.5 million in its fiscal first quarter ended September 30, 2017. Subsequent to our first quarter-end, New Gold declared commercial production at Rainy River.

Fiscal First Quarter Highlights Compared to Prior Year Quarter:

•	Revenue of $112 million, a decrease of 5%
•	Operating cash flow of $72 million, an increase of 30%
•	Volume of 88,000 GEOs,[1] in line with the prior year quarter
•	Dividends paid of $16 million, an increase of 4%
•	Repaid $50 million on revolving credit facility
•	Average gold price of $1,278, down 4%

“The first fiscal quarter reflected steady results, strong cash flow generation, debt reduction, and growth that is already bought and paid for,” commented Tony Jensen, President and CEO. “Our gold and silver stream at Rainy River will further complement Royal Gold’s results in the December quarter. We congratulate New Gold on achieving commercial production at Rainy River ahead of schedule, and we are very pleased to add another Canadian property to our portfolio of 40 worldwide producing interests.”

Recent Developments

New Gold’s Rainy River

On October 19, 2017, New Gold announced that its Rainy River mine, located near Fort Frances, Ontario, achieved commercial production approximately two weeks ahead of schedule.  In its first 30 days of operation, New Gold reported that Rainy River successfully processed approximately 457,000 tonnes of ore and that both grade and recoveries have been consistent with its commissioning plan.  For the period October 1 to October 24, Rainy River processed an average of 18,500 tonnes per day, which is approximately 88% of nameplate capacity.

[1]	Gold Equivalent Ounces, (“GEOs”) are calculated as revenue divided by the average gold price for the same period. GEOs net of stream payments were 72,000 in the first quarter, compared to 71,300 in the prior year quarter.

On September 28, New Gold announced the approval of its Schedule 2 Amendment that was required to complete construction of the main tailing storage facility.

Royal Gold has a streaming interest on 6.5% of the gold (3.25% after delivery of 230,000 ounces) and 60% of the silver (30% after delivery of 3,100,000 ounces) produced at Rainy River. At calendar year-end 2016, New Gold reported reserves of approximately 3.9 million ounces of gold reserves and 10 million ounces of silver reserves at Rainy River.2

First Fiscal Quarter 2018 Overview

First quarter revenue was $112.5 million compared to $118.0 million in the prior year quarter. Stream and royalty revenue totaled $78.8 million and $33.7 million, respectively, for the quarter. Revenue decreased due to a lower gold price and lower gold sales at Mount Milligan and Andacollo, partially offset by higher sales at Wassa and Prestea and new copper sales from Mount Millligan. Copper deliveries from Mount Milligan began in the June 2017 quarter.

First quarter cost of sales of $20.4 million was below the $22.7 million recorded in the prior year quarter, driven by lower gold sales from Andacollo and Mount Milligan.

General and administrative expenses decreased to $6.9 million in the first quarter, compared to $10.5 million in the prior year quarter. The decrease was primarily related to $1.8 million in lower non-cash stock-based compensation charges and a decrease in legal costs of approximately $1.1 million.

Exploration costs, which are related to our Peak Gold Joint Venture, were $3.2 million in the first quarter, which was in line with the prior year quarter.

Interest and other expense of $8.6 million was in line with the prior year quarter of $8.3 million.

We recognized first quarter income tax expense of $7.5 million, compared to $7.2 million during the prior year quarter.  This resulted in an effective tax rate of 22.1% compared to 21.1% in the prior year quarter.  The increase was primarily related to a re-measurement of Canadian dollar deferred tax liabilities due to foreign exchange rate changes.

At September 30, 2017, we had current assets of $155.8 million compared to current liabilities of $39.7 million, resulting in working capital of $116.1 million. This compares to current assets of $143.6 million and current liabilities of $34.3 million at June 30, 2017, resulting in working capital of $109.3 million.

During the first quarter, liquidity needs were met from our available cash resources and $84.6 million in revenue net of our streaming payments. The Company repaid $50 million of the outstanding revolving credit facility during the quarter resulting in $800 million available and $200 million outstanding under its revolving credit facility as of September 30, 2017. Working capital, combined with the Company’s undrawn revolving credit facility, totals $916 million of liquidity at September 30, 2017.

[2]	Cautionary Note to U.S. Investors Concerning Estimates of Proven and Probable Mineral Reserves and Measured and Indicated Mineral Resources: The mineral reserve estimates reported by New Gold were prepared in accordance with Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves. Royal Gold has not reconciled the reserve estimates provided by New Gold with definitions of reserves used by the U.S. Securities and Exchange Commission.

PROPERTY HIGHLIGHTS

A summary of first quarter and historical production reported can be found on Tables 1 and 2. Calendar year 2017 operator production estimates of certain properties in which we have interests compared to actual production through September 30, 2017 can be found on Table 3. Results of our streaming business for the first quarter, compared to the prior year quarter, can be found on Table 4. Highlights at certain of the Company’s principal producing and development properties during the first quarter, compared to the prior year quarter, are detailed in our Annual Report on Form 10-K.

CORPORATE PROFILE

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production based interests. The Company owns interests on 197 properties on six continents, including interests on 40 producing mines and 23 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the first quarter results will be held on Thursday, November 2, 2017, at noon Eastern Time (10:00 a.m. Mountain Time).  The call will be webcast and archived on the Company’s website for a limited time.

First Quarter Earnings Call Information:

Dial-In Numbers:	855-209-8260 (U.S.); toll free
855-669-9657 (Canada); toll free
412-542-4106 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about cash flow growth, debt reduction and growth already bought and paid for; Rainy River as a new source of revenue providing further growth and revenue diversification; and operators’ production estimates for calendar year 2017. Net gold and metal reserves attributable to Royal Gold’s stream, royalty and other interests are subject to certain assumptions and, like reserves, do not reflect actual ounces that will be produced. Like any stream, royalty or similar interest on a non-producing or not-yet-in-development project, our interests on development projects are subject to certain risks, such as the ability of the operators to bring the projects into production and operate in accordance with their feasibility studies and mine plans, and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of payments. In addition, many of our interests are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's stream and royalty properties, including gold and copper production at Mount Milligan and gold and silver production at Pueblo Viejo; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; operators’ delays in securing or inability to secure or maintain necessary governmental permits; decisions and activities of the operators of the Company's stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the Company’s stream and royalty properties may encounter; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; contests to the Company’s stream and royalty interests and title and other defects to the Company’s stream and royalty properties; errors or disputes in calculating stream deliveries and royalty payments, or deliveries or payments not made in accordance with stream and royalty agreements; economic and market conditions; changes in laws governing the Company and its stream and royalty interests or the operators of the properties subject to such interests, and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

Statement Regarding Third-Party Information:  Certain information provided in this press release, including production estimates for calendar 2017, has been provided to us by the operators of the relevant properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

TABLE 1

First Quarter Fiscal 2018

Revenue and Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

		Three Months Ended			Three Months Ended
		September 30, 2017			September 30, 2016
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production[1]		Revenue	Production[1]
Stream:
Mount Milligan		$31,952			$38,386
	Gold		18,600	oz.		28,900	oz.
	Copper		2.6	M lbs.		N/A
Pueblo Viejo[2]		$25,403			$20,950
	Gold		12,900	oz.		11,000	oz.
	Silver		536,600	oz.		323,300	oz.
Andacollo	Gold	$12,337	9,700	oz.	$20,169	15,200	oz.
Wassa and Prestea	Gold	$9,070	7,100	oz.	$5,999	4,500	oz.
Total stream revenue		$78,762			$85,504

Royalty:
Peñasquito		$7,796			$5,821
	Gold		134,000	oz.		100,100	oz.
	Silver		5.9	M oz.		5.2	M oz.
	Lead		36.2	M lbs.		33.0	M lbs.
	Zinc		92.4	M lbs.		73.0	M lbs.
Cortez	Gold	$2,988	29,900	oz.	$2,040	21,800	oz.
Other[3]	Various	$22,930	N/A		$24,582	N/A
Total royalty revenue		$33,714			$32,443
Total revenue		$112,476			$117,947

TABLE 2

Historical Production

				Reported Production For The Quarter Ended[1]
Property	Stream/Royalty	Operator	Metal(s)	Sep. 30, 2017		Jun. 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sep. 30, 2016
Stream:
Mount Milligan[4]	35.00% of payable gold; 18.75% of payable copper	Centerra	Gold	18,600	oz.	19,800	oz.	28,900	oz.	25,700	oz.	28,900	oz.
			Copper	2.6	M lbs.	2.6	M lbs.	N/A		N/A		N/A
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Barrick (60%)	Gold	12,900	oz.	10,500	oz.	15,600	oz.	13,700	oz.	11,000	oz.
	75% of payable silver up to 50 million ounces; 37.5% therafter		Silver	536,600	oz.	374,500	oz.	322,000	oz.	543,300	oz.	323,300	oz.
Andacollo	100% of gold produced	Teck	Gold	9,700	oz.	14,900	oz.	8,500	oz.	9,200	oz.	15,200	oz.
Wassa and Prestea	9.25% of gold produced up to 240,000 ounces; 5.5% therafter	Golden Star	Gold	7,100	oz.	6,300	oz.	5,400	oz.	4,000	oz.	4,500	oz.

Royalty:
Peñasquito	2.0% NSR	Goldcorp
			Gold	134,000	oz.	133,300	oz.	137,500	oz.	185,400	oz.	100,100	oz.
			Silver	5.9	M oz.	5.6	M oz.	4.8	M oz.	5.0	M oz.	5.2	M oz.
			Lead	36.2	M lbs.	27.4	M lbs.	31.3	M lbs.	33.6	M lbs.	33.0	M lbs.
			Zinc	92.4	M lbs.	85.7	M lbs.	88.5	M lbs.	70.5	M lbs.	73.0	M lbs.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	29,900	oz.	16,600	oz.	11,300	oz.	14,500	oz.	21,800	oz.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our stream and royalty interests for the stated period, as reported to us by operators of the mines.
[2]	The first silver stream deliveries were in March 2016, with the first silver sales made during the June 2016 quarter.
[3]	Individually, no stream or royalty included within the “Other” category contributed greater than 5% of our total revenue for the entire period.
[4]	Reflects the October 20, 2016 amendment to our Mount Milligan streaming agreement. Prior to the amendment, Royal Gold held a 52.25% gold stream. Gold concentrate that was in transit at October 20, 2016 was delivered to us under the 52.25% gold stream. Royal Gold began receiving gold and copper deliveries reflecting the amended stream agreement in April 2017.

TABLE 3

Calendar 2017 Operator’s Production Estimate vs Actual Production

	Calendar 2017 Operator's Production			Calendar 2017 Operator's Production
	Estimate[1]			Actual[2,3]
	Gold	Silver	Base Metals	Gold	Silver	Base Metals
Stream/Royalty	(oz.)	(oz.)	(lbs.)	(oz.)	(oz.)	(lbs.)
Stream:
Andacollo[4]	61,600			40,500
Mount Milligan[5]	235,000-255,000		55 - 65 million	164,000		41.3 million
Pueblo Viejo[6]	635,000-650,000	Not provided		468,000	Not provided
Wassa and Prestea[7]	255,000-280,000			195,800

Royalty:
Cortez GSR1	102,200			57,200
Cortez GSR2	1,600			600
Cortez GSR3	103,800			57,800
Cortez NVR1	63,900			29,900
Peñasquito[8]	410,000	Not provided		393,000	16.0 million
Lead			125 million			96.8 million
Zinc			325 million			263.2 million

[1]	Production estimates received from our operators are for calendar 2017. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward-looking statements and the statement regarding third party information contained in this press release, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2016 Form 10-K for information regarding factors that could affect actual results.

[2]	Actual production figures shown are from our operators and cover the period January 1, 2017 through September 30, 2017.

[3]	Actual production figures for Cortez are based on information provided to us by Barrick Gold Corporation, and actual production figures for Andacollo, Mount Milligan, Pueblo Viejo, Peñasquito (gold) and Wassa and Prestea are the publicly reported figures of the operators of those properties.

[4]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.

[5]	The estimated and actual production figures shown for Mount Milligan are payable gold and copper in concentrate.

[6]	The estimated and actual production figures shown for Pueblo Viejo are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.

[7]	The estimated gold production figures shown for Wassa and Prestea are payable gold in concentrate and doré.

[8]	The estimated and actual gold production figures shown for Peñasquito are payable gold in concentrate. The operator did not provide estimated silver, lead and zinc production.

TABLE 4

Stream Summary

	Three Months Ended		Three Months Ended		As of	As of
	September 30, 2017		September 30, 2016		September 30, 2017	June 30, 2017
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Mount Milligan	18,767	18,618	29,900	28,900	227	100
Pueblo Viejo	10,482	12,889	13,700	11,000	10,482	12,900
Andacollo	13,023	9,655	15,300	15,200	3,518	100
Wassa and Prestea	7,351	7,073	4,500	4,500	1,213	1,000
Total	49,623	48,235	63,400	59,600	15,440	14,100

	Three Months Ended		Three Months Ended		As of	As of
	September 30, 2017		September 30, 2016		September 30, 2017	June 30, 2017
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	470,007	536,605	543,300	323,300	470,212	536,800

	Three Months Ended		Three Months Ended		As of	As of
	September 30, 2017		September 30, 2016		September 30, 2017	June 30, 2017
Copper Stream	Purchases (tonnes)	Sales (tonnes)	Purchases (tonnes)	Sales (tonnes)	Inventory (tonnes)	Inventory (tonnes)
Mount Milligan	1,169	1,169	N/A	N/A	-	-

ROYAL GOLD, INC.

Consolidated Balance Sheets

As of September 30,

(In thousands except share data)

	September 30, 2017	June 30, 2017
ASSETS
Cash and equivalents	$88,395	$85,847
Royalty receivables	29,079	26,886
Income tax receivable	26,023	22,169
Stream inventory	7,794	7,883
Prepaid expenses and other	4,488	822
Total current assets	155,779	143,607
Stream and royalty interests, net	2,852,598	2,892,256
Other assets	57,518	58,202
Total assets	$3,065,895	$3,094,065
LIABILITIES
Accounts payable	$2,924	$3,908
Dividends payable	15,708	15,682
Income tax payable	11,686	5,651
Foreign withholding taxes payable	3,462	3,425
Other current liabilities	5,915	5,617
Total current liabilities	39,695	34,283
Debt	539,772	586,170
Deferred tax liabilities	121,731	121,330
Uncertain tax positions	28,120	25,627
Other long-term liabilities	6,391	6,391
Total liabilities	735,709	773,801
Commitments and contingencies
EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 200,000,000 shares authorized; and 65,306,271 and 65,179,527 shares outstanding, respectively	653	652
Additional paid-in capital	2,184,639	2,185,796
Accumulated other comprehensive income	1,076	879
Accumulated earnings	100,972	88,050
Total Royal Gold stockholders’ equity	2,287,340	2,275,377
Non-controlling interests	42,846	44,887
Total equity	2,330,186	2,320,264
Total liabilities and equity	$3,065,895	$3,094,065

ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands except for per share data)

	For The Three Months Ended
	September 30,	September 30,
	2017	2016
Revenue	$112,476	$117,947

Costs and expenses
Cost of sales	20,419	22,662
General and administrative	6,899	10,507
Production taxes	543	497
Exploration costs	3,203	3,288
Depreciation, depletion and amortization	39,692	40,102
Total costs and expenses	70,756	77,056

Operating income	41,720	40,891

Interest and other income	989	1,557
Interest and other expense	(8,617)	(8,305)
Income before income taxes	34,092	34,143

Income tax expense	(7,544)	(7,188)
Net income	26,548	26,955
Net loss attributable to non-controlling interests	2,083	2,832
Net income attributable to Royal Gold common stockholders	$28,631	$29,787

Net income	$26,548	$26,955
Adjustments to comprehensive income, net of tax
Unrealized change in market value of available-for-sale securities	197	-
Comprehensive income	26,745	26,955
Comprehensive loss attributable to non-controlling interests	2,083	2,832
Comprehensive income attributable to Royal Gold stockholders	$28,828	$29,787

Net income per share available to Royal Gold common stockholders:
Basic earnings per share	$0.44	$0.46
Basic weighted average shares outstanding	65,235,496	65,116,686
Diluted earnings per share	$0.44	$0.46
Diluted weighted average shares outstanding	65,404,680	65,280,904
Cash dividends declared per common share	$0.24	$0.23

ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(In thousands)

	For The Three Months Ended
	September 30,	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$26,548	$26,955
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, depletion and amortization	39,692	40,102
Amortization of debt discount and issuance costs	3,679	3,351
Non-cash employee stock compensation expense	2,373	4,144
Deferred tax expense (benefit)	(727)	(1,030)
Other	(223)	(153)
Changes in assets and liabilities:
Royalty receivables	(2,193)	(7,048)
Stream inventory	89	(3,125)
Income tax receivable	(3,854)	(3,215)
Prepaid expenses and other assets	(1,654)	(1,724)
Accounts payable	(985)	1,777
Income tax payable	6,035	(13,264)
Foreign withholding taxes payable	37	1,086
Uncertain tax positions	2,493	6,374
Other liabilities	299	878
Net cash provided by operating activities	$71,609	$55,108

Cash flows from investing activities:
Acquisition of stream and royalty interests	(5)	(90,083)
Other	100	(226)
Net cash provided by (used in) provided by investing activities	$95	$(90,309)

Cash flows from financing activities:
Borrowings from revolving credit facility	-	70,000
Repayment of revolving credit facility	(50,000)	-
Net payments from issuance of common stock	(3,529)	(2,038)
Common stock dividends	(15,682)	(15,012)
Purchase of additional royalty interest from non-controlling interest	-	(1,025)
Other	55	(315)
Net cash (used in) provided by financing activities	$(69,156)	$51,610
Net increase in cash and equivalents	2,548	16,409
Cash and equivalents at beginning of period	85,847	116,633
Cash and equivalents at end of period	$88,395	$133,042

SCHEDULE A

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that these measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods, book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined by the Company as net income (loss) plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating loss (income) of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. See the table below for a reconciliation of net income to Adjusted EBITDA.

	For The Three Months Ended
	September 30,
	(Unaudited, in thousands)
	2017	2016

Net income	$26,548	$26,955
Depreciation, depletion and amortization	39,692	40,102
Non-cash employee stock compensation	2,373	4,144
Interest and other, net	7,628	6,748
Income tax expense	7,544	7,188
Non-controlling interests in operating loss of consolidated subsidiaries	2,083	2,984

Adjusted EBITDA	$85,868	$88,121